As filed with the U.S. Securities and Exchange Commission on January 2, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIAN RUIXIANG Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 918, Jingding Building, Xicheng District, Beijing, People’s Republic of China

(+86) 13910563795

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd St, 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq.

Lisa Forcht, Esq.

Hunter Taubman Fischer & Li LLC
48 Wall Street, Suite 1100

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 2, 2025

11,494,445 Class A Ordinary Shares

Offered by the Selling Shareholders

TIAN RUIXIANG Holdings Ltd

This prospectus relates to the offer and resale, by the selling shareholders identified in this prospectus (the “Selling Shareholders”, each individually, the “Selling Shareholder”), of up to an aggregate of 11,494,445 Class A ordinary shares, par value $0.025 per share (the “Class A Ordinary Shares”), of TIAN RUIXIANG Holdings Ltd (the “Company”, “we,” “us” or “our”), consisting of (i) 5,400,000 Class A ordinary shares issued and up to 5,400,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreements (as defined below); and (ii) 694,445 Class A Ordinary Shares issued to Yuefu Company Limited (the “Yuefu”) pursuant to a sale and purchase agreement (the “SPA”) dated February 12, 2024 between Yuefu and the Company’s subsidiary, TRX HongKong Investment Limited (“TRX HK”). The Selling Shareholders and their relationships with the Company, if any, are identified in the table commencing on page 22 of this prospectus.

On November 1, 2024, the Company entered into 20 subscription agreements (each, a “Subscription Agreement”, collectively, the “Subscription Agreements”) with 20 purchasers (each, a “Purchaser”, and collectively, the “Purchasers”), respectively.

Each Subscription Agreement provides that the respective Purchaser is entitled to the following: (i) one demand registration with respect to her purchased shares (such demand registration right will be terminated on the thirty six-month anniversary of the date of the Subscription Agreement, (ii) the right to purchase up to the same number of the Class A Ordinary Shares purchased at a per share price of $1.852, pursuant to an agreement which shall be entered into by the parties in a customary form reasonably acceptable to the parties, until the three-year anniversary of the date of the Subscription Agreement, if the market price of the Class A Ordinary Share, is not lower than $1.852 per share on the exercising date, and (iii) in the event that the Company further issues any Class A Ordinary Shares or any securities convertible into or exercisable for Class A Ordinary Shares in any subsequent financing after the date of the Subscription Agreements and before the first anniversary of the Subscription Agreements, at a price per share (the “New Issuance Price Per Share”) that is lower than the price per share paid by the Purchasers under the Subscription Agreements, the Company shall issue to each Purchaser an additional number of Class A Ordinary Shares such that the effective purchase prices per share paid by the Purchaser shall equal to the New Issuance Price Per Share.

On December 23, 2024, the Company and Xu Sheng Investors Co., Ltd entered into an amendment (the “Amendment”) to the subscription agreement between the Company and Xu Sheng Investors Co., Ltd. to amend the share numbers to be sold to Xu Sheng Investors Co., Ltd and the total purchase price thereof. The Subscription Agreements and the Amendment are collectively referred to as the Subscription Agreements.

On February 12, 2024, TRX HK, a wholly-owned subsidiary of the Company, entered into a SPA to acquire Peak Consulting Services Limited ("the Target"), a licensed insurance brokerage in Hong Kong, from Yuefu, the sole shareholder of the Target. Pursuant to the SPA, on May 7, 2024, the Company issued 694,445 Class A Ordinary Shares to Yuefu as consideration for the acquisition.

We are not selling any Class A Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

Information regarding the Selling Shareholders, the number of Class A Ordinary Shares that may be sold by them, and the times and manner in which they may offer and sell the Class A Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholders” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the Selling Shareholders may offer the Class A Ordinary Shares for sale. The Selling Shareholders may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “TIRX.” On December 31, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $1.71 per share.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Investors of our Class A Ordinary Shares will not own any equity interests in the VIE, but instead own shares of a Cayman Islands holding company. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” “TRX”, or “our,” refers to TIAN RUIXIANG Holdings Ltd, a Cayman Islands holding company, and “VIE” refers to the variable interest entity (“VIE”), Zhejiang Tianruixiang Insurance Broker Co. LTD., or TRX ZJ. Our operations are conducted in China by the VIE and its subsidiaries. We do not have any equity ownership of the VIE; instead, we control and receive the economic benefits of the VIE’s business operations through contractual arrangements, or “VIE Agreements” entered into among WFOE, TRX ZJ and TRX ZJ’s sole shareholder. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in Chinese operating companies.

Under United States generally accepted accounting principles (“U.S. GAAP”), the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE, for accounting purposes, because such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of WFOE and, ultimately, the Company. As such, the Company is deemed to be the primary beneficiary of the VIE for accounting purposes and must consolidate the VIE. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and, as a result, the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For a description of our corporate structure and VIE contractual arrangements, see “ITEM 4. INFORMATION ON THE COMPANY—C. Organizational Structure—VIE Agreements Between WFOE and TRX ZJ .” See also “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure.” in our Annual Report on Form 20-F for the fiscal year ended October 31, 2023 (the “2023 Annual Report”).

On December 13, 2024, through a search of publicly available information, the Company learned that all the equity shares of TRX ZJ owned by its sole shareholder, WDZG Consulting, had been judicially frozen since May 4, 2023, due to debts owed by WDZG Consulting to its creditors (the “Freezing”). As a result of the Freezing, any or all of the 18 creditors can start a judicial auction of the equity shares of TRX ZJ at any time, in accordance with PRC regulations and judicial procedures. If the equity shares of TRX ZJ were acquired by a third party at such judicial auctions, then the VIE agreements between the Company, WFOE and TRX ZJ would be terminated and become void, and we would lose control of TRX ZJ under the VIE Agreements. WDZG Consulting did not notify us of the Freezing, leading to a delay in the disclosure of the Freezing by us, see “Risk Factors - We have in the past, and may in the future, identify material weaknesses in our disclosure controls and procedures. If not remediated, our failure to establish and maintain effective disclosure controls and procedures could result in material misstatements and a failure to meet our reporting obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.” on page 19 of this prospectus.

As advised by our PRC Counsel, Yuan Tai Law Office, as of the date of this prospectus, the Freezing has not impacted the business activities of TRX ZJ and the VIE Agreements remain valid. As a holding company, we do not engage in any substantive business operations and rely on the VIE Agreements for our business operations. TRX ZJ owns significant assets such as permits, domain names and IP rights, among others. If the VIE agreements are terminated and we lose control of TRX ZJ as a result of judicial enforcement proceedings, our PRC operating entities would not be able to continue the insurance brokerage operations and the value of our securities could decline substantially or become worthless, see “Risk Factors - The judicial freezing of the shares of the VIE, TRX ZJ, held by its sole shareholder, WDZG Consulting, by the Chinese judicial system, may cause us to lose control of TRX ZJ and terminate the VIE Agreements in judicial enforcement proceedings.” on page 19 of this prospectus.

We are also subject to legal and operational risks associated with being based in and having the majority of the Company’s operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and guidelines to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective), which requires cyberspace operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review.

As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. See “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Doing Business in China” and “Item 3. KEY INFORMATION—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and The Trading Market.” in the 2023 Annual Report.

Furthermore, as more stringent criteria have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2022. As a result, an exchange may determine to delist our securities. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law, which reduces the number of consecutive non- inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our auditor, RBSM LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is a PCAOB-registered public accounting firm headquartered in Manhattan, New York. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis, with the last inspection in October 2023. As such, as of the date of this prospectus, our auditor is not affected by the Holding Foreign Companies Accountable Act and related regulations. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Doing Business in China—The joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” in the 2023 Annual Report.

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market within 3 working days after the offering is completed. On November 22, 2024, we submitted initial filing documents to the CSRC in connection with the issuance of 5,400,000 Class A Ordinary Shares on November 18, 2024 pursuant to the Subscription Agreements. On December 13, 2024, we submitted filing documents to the CSRC in connection with the issuance of 694,445 Class A Ordinary Shares to Yuefu on May 14, 2024. The CSRC filing in connection with the 694,445 Class A Ordinary Shares issued to Yuefu on May 14, 2024 was late because we did not submit the filing documents to the CSRC within three business days after the issuance of the shares as required under the Trial Measure. Any failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities. As of the date of this prospectus, both filings are currently under review of the CSRC and we have not been notified by the CSRC if there will be any penalties or consequences as a result of the late filing.

As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

Cash Transfers and Dividend Distribution

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to our WFOE from our Company as needed through TRX HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by WFOE, to our Company through TRX HK; and (iv) WFOE and the VIE lend to and borrow from each other from time to time for business operation purposes. As of the date of this prospectus, cash transfers and transfers of other assets between TRX, its subsidiaries, and the VIE, were as follows: During the year ended October 31, 2024, there was no cash or other assets transfer between TRX, its subsidiaries, and the VIE. During the year ended October 31, 2023, the VIE transferred cash of $15,000 to TRX, and TRX HK transferred cash of approximately $600 to TRX BJ, and TRX BJ transferred cash of approximately $700 to VIE. During the year ended October 31, 2022, there was no cash or other assets transfer between TRX, its subsidiaries, and the VIE. During the year ended October 31, 2021, TRX transferred cash of approximately $12,340,000, $12,492,000 and $7,635,000 to its subsidiary in Hong Kong, the VIE and the VIE’s subsidiary, respectively. As of the date of this prospectus, the VIE has not distributed any earnings or settled any amounts owed under the VIE Agreements, nor does it have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, TRX HK. TRX HK will rely on payments made from the VIE to our PRC subsidiary, WFOE, pursuant to the VIE Agreements, and the distribution of such payments to TRX HK. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong subsidiary, except for the transfer of funds involving money laundering and criminal activities. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash. See “Item 3. KEY INFORMATION—D. Risk Factors—Risks Relating to Our Corporate Structure.” in the 2023 Annual Report. The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Current PRC regulations permit WFOE to pay dividends to TRX HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Cash dividends, if any, on our Class A Ordinary Shares would be paid in U.S. dollars. The PRC government also imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. Furthermore, if our PRC entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Due to the above restrictions, if we are unable to receive payments from our PRC operating entities, we will not be able to pay dividends to our investors, should we desire to do so in the future. For further details, see “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Doing Business in China—Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment”, and “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” in the 2023 Annual Report. In contrast, there is presently no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong subsidiary is able to transfer cash without any limitation to our Cayman Islands holding company under normal circumstances. Cash proceeds raised from overseas financing activities, including the cash proceeds from our public offerings, may be transferred by us through TRX HK to WFOE via capital contribution and loans subject to applicable regulatory approvals, as the case may be. WFOE then may transfer funds to the VIE to meet the capital needs of its business operations.

Permissions Required from PRC Authorities

As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, other than the CSRC filings that were initiated by us and are under review of the CSRC, our Company, our subsidiaries, and the VIE and its subsidiaries, (i)  are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that the VIE and its subsidiaries are always able to successfully update or renew the licenses or permits required in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If the VIE or any of its subsidiaries (i) does not receive or maintain required permissions or approvals, (ii) inadvertently concludes that such permissions or approvals are not required, or (iii) applicable laws, regulations, /or interpretations change and the VIE or any of its subsidiaries is required to obtain such permissions or approvals in the future, it could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “ITEM 3. KEY INFORMATION—D. Risk Factors—Risks Relating to Doing Business in China— We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of the insurance industry, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” and “ITEM 3. KEY INFORMATION—D. Risk Factors—Risks Relating to Doing Business in China— The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.” in the 2023 Annual Report.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the Class A Ordinary Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“Affiliated Entities” are to our subsidiaries and TRX ZJ and its subsidiaries and branch offices;

•	“China” or the “PRC” are to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“Class A Ordinary Shares” are to our Class A ordinary shares, par value $0.025 per share;

•	“Class B Ordinary Shares” are to our Class B ordinary shares, par value $0.025 per share;

•	“Hengbang Insurance” are to Hebei Hengbang Insurance Co. LTD, a limited liability company organized under the laws of the PRC and 99.80% of its equity interest is owned by TRX ZJ;

•	“shares”, “Shares” or “Ordinary Shares” are to our Class A Ordinary Shares and Class B Ordinary Shares, collectively;

•	“TRX BJ” or “WFOE” are to Guangzhou Tianruixiang Management Consulting Co. Ltd., formerly known as Beijing Tianruixiang Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by TRX HK;

•	“TRX HK” are to the Company’s wholly owned subsidiary, TRX HONGKONG INVESTMENT LIMITED, a Hong Kong corporation;

•	“TRX SX Branch”, “TRX SD Branch”, “TRX HN Branch”, “TRX BJ Branch”, “TRX Shanxi Branch”, “TRX CQ Branch”, or “TRX HB Branch” are to TRX ZJ’s respective branch offices in the PRC;

•

“TRX ZJ” are to Zhejiang Tianruixiang Insurance Broker Co. LTD., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and TRX ZJ;

•	“TYDW Technology” are to Tianyi Duowen (Beijing) Network Technology Co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;
•	“U.S. GAAP” are to generally accepted accounting principles in the United States;
•	“VIE” are to a variable interest entity;
•	“WDZG Consulting” are to Beijing Wandezhonggui Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, the sole shareholder of TRX ZJ;

•	“we”, “us”, “TRX”, the “Company” or the “Group” are to TIAN RUIXIANG Holdings Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands.

iii

PROSPECTUS SUMMARY

The summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” section of this prospectus.

Our Company

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Investors of our Class A Ordinary Shares will not own any equity interests in the VIE, but instead own shares of a Cayman Islands holding company. Unless otherwise stated, as used in this prospecuts and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” “TRX”, or “our,” refers to TIAN RUIXIANG Holdings Ltd, a Cayman Islands exempted company limited by shares, and “VIE” refers to the variable interest entity (“VIE”), Zhejiang Tianruixiang 7Insurance Broker Co. LTD., or TRX ZJ. Our operations are conducted in China by the VIE and its subsidiaries. We do not have any equity ownership of the VIE, instead, we control and receive the economic benefits of the VIE’s business operations through contractual arrangements, or “VIE Agreements” entered into among WFOE, TRX ZJ and TRX ZJ’s sole shareholder. The VIE Agreements are used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in Chinese operating companies.

Under United States generally accepted accounting principles (“U.S. GAAP”), the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE, for accounting purposes, because such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of WFOE and, ultimately, the Company. As such, the Company is deemed to be the primary beneficiary of the VIE for accounting purposes and must consolidate the VIE. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE, and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and, as a result, the value of our Class A Ordinary Shares may depreciate significantly or become worthless. The shares of TRX ZJ held by its sole shareholder have been frozen by the court, if these shares disposed by judicial enforcement in the future, we may not control the VIE and its subsidiaries and lose the economic benefits of the VIE’s business operations. For a description of our corporate structure and VIE contractual arrangements, see “ITEM 4. INFORMATION ON THE COMPANY—C. Organizational Structure— VIE Agreements Between WFOE and TRX ZJ .” See also “Item 3. KEY INFORMATION—D. Risk Factors— Risks Related to Our Corporate Structure.” in the 2023 Annual Report.

The VIE, TRX ZJ, and its subsidiaries, distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as commercial property insurance, liability insurance, accidental insurance, and automobile insurance; and (2) other types of insurance, such as health insurance, life insurance, and miscellaneous insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service. Previously, our China-based operating entities provided risk management services to institutional customers based on in-depth analysis of the specific risks our clients faced and generated a small amount of revenue from such risk management services in the years ended October 31, 2022 and 2021. Beginning in November 2022, we discontinued the risk management services because of the diminished demand for this service.

As an insurance broker, TRX ZJ does not assume underwriting risks. Instead, it distributes insurance products underwritten by insurance companies operating in China to individual or institutional customers. TRX ZJ is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, TRX ZJ has relationships with over 25 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers.

Products and Services

TRX ZJ markets and sells two broad categories of insurance products: (1) property and casualty insurance products, and (2) other insurance products, both focused on meeting the insurance needs of institutions and individuals.

Property and Casualty Insurance Products

TRX ZJ’s main property and casualty insurance products are commercial property insurance, liability insurance, and accidental insurance. In addition, it also offers automobile insurance products. Commissions from property and casualty insurance products accounted for 92.6%, 85.8%, 97.0% and 98.0% of the total commissions for the fiscal years ended on October 31, 2023, 2022, 2021, and the six months ended April 30, 2024, respectively. The property and casualty insurance products TRX ZJ distributes, which are primarily underwritten by China Ping An Property Insurance Co., LTD. Hangzhou center branch company, China United Property Insurance Co., LTD. Hangzhou branch, Ltd., Huanong Property Insurance Co., LTD and Taiping Technology Insurance Co., LTD. Zhejiang branch, China Ping An Property Insurance shares limited or Shenyang center branch company, can be further classified into the following categories:

•	Automobile Insurance. TRX ZJ distributes both mandatory automobile insurance policies, which are required by law, and supplemental policies, which are optional. Mandatory policies were one of the main automobile insurance products in the year ended October 31, 2023, which accounted for 0.0%, 2.7%, 1.5% and 0.0% of commissions we generated for the fiscal years ended on October 31, 2023, 2022, 2021 and the six months ended April 30, 2024, respectively. Commission from supplemental policies accounted for 0.5%, 7.4%, 14.8% and 1.2% of commissions we generated for the fiscal years ended on October 31, 2023, 2022, 2021, and the six months ended April 30, 2024, respectively. The standard automobile insurance policies TRX ZJ sells generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. TRX ZJ also sells standard third party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. Our customers are mainly buyers for institutional group insurance as well as some individuals.

•	Accidental Insurance. The accidental insurance products TRX ZJ distributes generally provide a guaranteed benefit in the event of death or disability of the insured as a result of an accident, or a reimbursement of medical expenses to the insured in connection with an accident, during the coverage period, which usually is one year or shorter. These products typically require only a single premium payment for each coverage period. The COVID-19 pandemic has caused an increase in the demand for accidental insurance, which has become one of our top insurance products and accounted for 1.6%, 19.3%, 13.3% and 1.3% of the total commissions for the fiscal years ended on October 31, 2023, 2022, 2021, and the six months ended April 30, 2024, respectively.

•	Commercial Property Insurance. The commercial property insurance products TRX ZJ distributes include basic, comprehensive and all risk policies. Basic commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and thunder and lightning. Comprehensive commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and certain natural disasters. Our customers with commercial property insurance include more than 180 institutions, ranging from small start-ups to established major corporations, such as Ningxia Youli Auto sales Co., Ltd., Hainan Longcheng New Energy Development Co., Ltd and etc. Commercial property insurance accounted for 12.1%, 28.9%, 8.0% and 27.4% of commissions we generated for the fiscal years ended on October 31, 2023, 2022, 2021, and the six months ended April 30, 2024, respectively.

•	Liability Insurance. The liability insurance products TRX ZJ distributes are primarily product liability and employer’s liability insurance products, and guarantee insurance products. Liability insurance products generally cover losses to third parties due to the misconduct or negligence of the insured party but exclude losses due to fraud or the willful misconduct of the insured party. Liability insurance is one of our top insurance products and accounted for 78.4%, 27.5%, 59.4%, and 68.1% of our total commissions in fiscal years 2023, 2022, 2021, and the six months ended April 30, 2024, respectively.

Life Insurance Products

Life insurance is a major component of China’s insurance market. According to the NFRA, life insurance accounted for 26.97% of the insurance market in terms of premium income in 2023. TRX ZJ began offering life insurance products in December 2016 with a focus on individual life products with periodic payment schedules. In fiscal years 2023, 2022, 2021, and six months ended April 30, 2024, commissions generated from life insurance products accounted for 0.1%, 1.5%, 2.6% and 0.1%, respectively, of the total commissions. The life insurance products we distribute can be broadly classified into various categories, as set forth below. Due to constant product innovation by insurance companies, some of the insurance products we distribute combine features of one or more of the following categories:

•	Individual Whole Life Insurance. The individual whole life insurance products provide insurance for the insured person’s entire life in exchange for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 30 years, or until the insured reaches a certain age. The face amount of the policy or, for some policies, the face amount plus accumulated interests, is paid upon the death of the insured.
•	Individual Term Life Insurance. The individual term life insurance products provide insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 20 years. Term life insurance policies generally expire without value if the insured survives the coverage period.
•	Group Life Insurance. TRX ZJ distributes several group life insurance products, including group health insurance. These group products generally have a policy period of one year and require a single premium payment.
•	Individual Endowment Life Insurance. The individual endowment products generally provide maturity benefits if the insured reaches specified age, and provide, to a beneficiary designated by the insured, guaranteed benefits upon the death of the insured within the coverage period.

Health Insurance Products

According to the NFRA, health insurance accounted for 8.82% of the insurance market in terms of premium income in 2023. TRX ZJ began offering health insurance products in 2017 with a focus on pension and supplementary health care. In fiscal year 2023, 2022, and 2021, and six months ended April 30, 2024, commissions generated from health insurance products accounted for, 4.0%, 1.9%, 0.1%, and 1.9%, respectively, of the total commissions. The health insurance products we distribute have a policy period of one year and require a single premium payment.

Institutional Risk Management Services

Beginning in December 2018, TRX ZJ started to provide risk management services to institutional customers. Based on risk characteristics of our institutional customers, we conducted an in-depth analysis of the risks that may exist in the operation of each of such institutional customers, which we use as the basis to develop a specific risk management and transfer plan for each institutional customer. For fiscal year 2022 and 2021, TRX ZJ provided institutional management to 1 and 3 institutional customers, respectively, and generated revenue of $27,254 and $115,006, respectively, which accounted for 2.0% and 4.1% of the total revenue, respectively. Beginning in November 2022, TRX ZJ discontinued the institutional risk management services due to diminished demand for this service.

Needbao: Online Insurance Center

In December 2016, TRX ZJ officially established its online insurance division by creating a wholly-owned-subsidiary, NDB Technology, which also provides information management and technical development for our insurance brokerage business. NDB Technology helped launch an online insurance center, Needbao.

In June 2019, TRX ZJ started offering a limited number of insurance products on Needbao, and generated total premium in the amount of RMB 128,639 (approximately $20,000) in fiscal year 2021. However, due to the negative impact of the COVID-19 pandemic, especially the large-scale lock-downs in China in fiscal year 2022, TRX ZJ was not able to effectively promote Needbao, and the management made the decision to stop offering insurance products on Needbao. As such, the Company impaired the intangible assets and recognized an impairment loss in the amount of $123,646.

Distribution Network and Marketing

TRX ZJ has built a distribution network that, as of December 1, 2024, consisted of 155 sales professionals, and seven branch offices in seven Chinese major cities/districts: Chongqing municipality, Taiyuan city of Shanxi province, Wuhan city of Hubei province, Changsha city of Hunan province, Xi ’an of Shaanxi province, Qingdao city of Shandong province, and Beijing municipality.

TRX ZJ uses three main approaches to market and promote products and services.

•	Offline Outlets

The main function of the local branches is to distribute insurance products in local markets, relying on the sales professionals in the seven branches as of the date of the prospectus. To expand distributing network, in February 2018, TRX ZJ increased its registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country. Since then, TRX ZJ has opened seven new branches.

•	Online Platform

TRX ZJ places targeted online advertisements on our promotional partners’ Internet platforms to promote products and services to potential customers. Our partners are strategically selected based on their industries and propensity of generating insurance customers. As of the date of this prospectus, TRX ZJ cooperate with Zhoukou Baiyao Information Technology Co., LTDHangzhou Chengqing Hexuan Technology Co., LTD, Hangzhou Rongwang Lihe Technology Co., LTD, and also works with industry associations and financial institutions to place advertisements on their online platforms, in order to acquire more institutional customers.

•	Cross-industry Cooperation

TRX ZJ collaborates with non-insurance-service companies to acquire new customers for insurance products. The cross-industry promotional partners are in various lines of businesses, including financial services, media, and car manufacturing and sales, etc. Through the business activities of these companies, TRX ZJ generates sales leads for insurance products. For example, the main customers of the commercial property and liability insurance are institutions, and TRX ZJ markets these products by participating in cultural and community events organized by media companies, providing opportunities to meet potential customers. TRX ZJ also uses other channels such as sponsoring salons and conferences organized by professional and business organizations to introduce insurance products to institutional customers.

Our Corporate Structure

The following diagram illustrates our current corporate structure, which includes our significant subsidiaries as of the date of this prospectus:

TIAN RUIXIANG Holdings Ltd. "TRX"CAY, 2019
100%
100%
Peak Consulting Services Limited Hongkong, 2020
100%
TRX Hongkong Investment Limited, "TRX HK" Hongkong, 2019
TIAN RUIXIANG CO., LTD. "TRX USA", USA, 2024
100%
Abroad
Domestic
GuangzhouTianruixiang Management Consulting Co., Ltd. "TRXGZ" or "WFOE" PRC, 2019
Contratual arrangement
Beijing Wandezhonggui Management Consulting Co., Ltd. "WDZG Consulting" PRC, 2016
100%
Zhejiang Tianruixiang Insurance Broker Co., Ltd. "TRXZJ" PRC, 2010
NeedBao(Beijing)Network Technology Co., Ltd. "NDB Technology" PRC, 2016
100%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Beijing branch "TRX BJ Branch" PRC, 2018
Tianyi Duowen(Beijing)Network Technology Co., Ltd. "TYDW Technology" PRC, 2016
100%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Shanxi branch "TRX SX Branch" PRC, 2018
Hebei Hengbang Insurance Assessment Co., Ltd. "Hengbang Insurance" PRC, 2015
99.8%
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Hunan branch "TRX HN Branch" PRC, 2019
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Chongqing branch "TRX CQ Branch" PRC, 2019 branch
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Shaanxi branch "TRX Shanxi Branch" PRC, 2018
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Hubei branch "TRX HB Branch" PRC, 2019 branch
branch
Zhejiang Tianruixiang Insurance Broker Co., Ltd. Shandong branch "TRX SD Branch" PRC, 2018

VIE Agreements Between WFOE and TRX ZJ

Neither we nor our subsidiaries own any equity interest in TRX ZJ. Instead, we control and receive the economic benefits of TRX ZJ’s business operation through a series of contractual arrangements. WFOE, TRX ZJ, and TRX ZJ’s sole shareholder, WDZG Consulting (the “TRX ZJ Shareholder”), entered into a series of contractual arrangements, also known as the VIE Agreements, on May 20, 2019. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of TRX ZJ, including absolute control rights and the rights to the assets, property and revenue of TRX ZJ.

The sole direct shareholder of TRX ZJ is WDZG Consulting, which is controlled by Beijing One Yuan Benju Management Consulting Co., Ltd. (“One Yuan”). Baohai Xu, who is the father of our CEO, Sheng Xu, owns 99% equity shares of One Yuan. The following diagram illustrates the shareholding structure of TRX ZJ.

According to the Exclusive Business Cooperation and Service Agreement, TRX ZJ is obligated to pay service fees to WFOE in an amount approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between TRX ZJ, WFOE and the TRX ZJ Shareholder, WFOE provides TRX ZJ with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, TRX ZJ granted an irrevocable and exclusive option to WFOE to purchase from TRX ZJ, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to TRX ZJ by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of TRX ZJ from time to time, which is approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation and Service Agreement shall remain in effect for twenty years, and can only be terminated earlier if one of the parties defaults or enters into liquidation process (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority liquidated. WFOE is entitled to renew the agreement by providing a written notice to TRX ZJ.

The CEO of WFOE, Mr. Wang, who is also the CEO of TRX ZJ, is currently managing TRX ZJ pursuant to the terms of the Exclusive Business Cooperation and Service Agreement. WFOE has absolute authority relating to the management of TRX ZJ, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Company’s audit committee is required to review and approve in advance any related party transactions, including transactions involving WFOE or TRX ZJ.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, TRX ZJ and the TRX ZJ Shareholder, the TRX ZJ Shareholder pledged all of its equity interests in TRX ZJ to WFOE to guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that TRX ZJ or the TRX ZJ Shareholder breach their respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The TRX ZJ Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The TRX ZJ Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by TRX ZJ. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon TRX ZJ’s full payment of the fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the TRX ZJ Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over TRX ZJ. In the event TRX ZJ breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE will be entitled to foreclose on the TRX ZJ Shareholder’ equity interests in TRX ZJ and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in TRX ZJ and WFOE may terminate the VIE Agreements after acquisition of all equity interests in TRX ZJ or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal and Exclusive Option to Purchase Agreement

Under the Share Disposal And Exclusive Option to Purchase Agreement, the TRX ZJ Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in TRX ZJ. The option price is equal to the capital paid in by the TRX ZJ Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the TRX ZJ Shareholder would be RMB 1, or the lowest amount allowed by law. The option purchase price shall increase in case the TRX ZJ Shareholder makes additional capital contributions to TRX ZJ, including when the registered capital was increased upon TRX ZJ receiving the proceeds from public offerings.

Under the Share Disposal and Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the TRX ZJ Shareholder’ equity interests in TRX ZJ. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over TRX ZJ.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of 20 years, can only be terminated if one party defaults, and may be renewed at WFOE’s election.

Proxy Agreement

Under the Proxy Agreement, the TRX ZJ Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and the articles of association of TRX ZJ, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of TRX ZJ.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the TRX ZJ Shareholder is the shareholder of Company.

Corporate Information

Our principal executive office is located at Room 918, Jingding Building, Xicheng District, Beijing, The People’s Republic of China, and our phone number is +86 13910563795 and our fax number is (010) 83050570. Our registered office in the Cayman Islands is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our legal name is TIAN RUIXIANG Holdings Ltd, and we operate our business under the commercial name “TRX Insurance Brokers”, which is included in our logo.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under “Item 3. Key Information—D. Risk Factors” that appears in the 2023 Annual Report, which is incorporated by reference herein, the “Risk Factors” section beginning on page 19 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in our securities. Below is a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” that appears in the 2023 Annual Report, which is incorporated by reference herein.

For More detailed discussions of the following risk, see “Risk Factors” on page 19 of this prospectus.

•	The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

•

We have in the past, and may in the future, identify material weaknesses in our disclosure controls and procedures. If not remediated, our failure to establish and maintain effective disclosure controls and procedures could result in material misstatements and a failure to meet our reporting obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.

•	The judicial freezing of the shares of the VIE, TRX ZJ, held by its sole shareholder, WDZG Consulting, by the Chinese judicial system, may cause us to lose control of TRX ZJ and terminate the VIE Agreements in judicial enforcement proceedings.

Risks Related to our Business and Industry

For more detailed discussions of the following risks, see “Risk Factors—Risks Related to our Business and Industry” on pages 14 through 18 of the 2023 Annual Report.

•	Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.

•	We are subject to all the risks and uncertainties in an industry which is still in development in China.

•	Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.

•	Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

•	Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

•	If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

•	If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.

•	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

•	The investment in our online platform has not been successful, and our growth, business prospects and results of operations may be materially and adversely affected.
•	Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.
•	Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.
•

We do not currently have business insurance to cover our main assets and business. Any uninsured occurrence of business disruption, litigation or natural disaster could expose us to significant costs, which could have an adverse effect on our results of operations.

•

Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations.

•	Our business could be negatively impacted if we are unable to adapt our services to regulatory changes in China.

•	Agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Risks Related to Our Corporate Structure

For more detailed discussions of the following risks, see “Risk Factors—Risks Related to our Corporate Structure” on pages 18 through 23 of the 2023 Annual Report.

•	Because we conduct our brokerage business through TRX ZJ, a VIE entity, if the PRC government finds that the VIE Agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties and our Class A Ordinary Shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC operating entities that conduct all of our operations.

•	We rely on the VIE Agreements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership.

•	If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

•	Our shareholders are subject to greater uncertainties because we operate through a VIE structure even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.

•	The VIE Agreements may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.

•	Any failure by the VIE or its shareholder to perform their obligations under the VIE Agreements would have a material adverse effect on our business.

•	Our dual class share structure concentrates a high percentage of the aggregate voting power of our total issued and outstanding share capital in Ms. Mufang Gao, who is the director and the controlling shareholder of Unitrust Holdings Limited, which owns all of our Class B Ordinary Shares.

•	The shareholder of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

•	Because we are a Cayman Island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

•

We have identified several control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Risks Related to Doing Business in China

For more detailed discussions of the following risks, see “Risk Factors—Risks Related to Doing Business in China” on pages 24 through 37 of the 2023 Annual Report.

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

•	We face risks related to health epidemics, such as the COVID-19 pandemic, which could disrupt our operations and adversely affect our business, financial condition and results of operations.

•	Our current corporate structure and business operations may be affected by the Foreign Investment Law.

•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may materially and adversely affect our business and impede our ability to continue our operations.

•	Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.

•	Because our business is conducted in RMB and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

•	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

•	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

•	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

•	The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

•	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

•	Increases in labor costs in the PRC may adversely affect our business and our profitability.

•	Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

•	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

•	Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of the insurance industry, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

•	The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

•	Greater oversight by the Cyberspace Administration of China over data security could adversely impact our business , our listing on Nasdaq and future offerings in the U.S.

•	The joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

•	To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash.

•	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may occur quickly with little advance notice, could limit the legal protection available to you and us.

Risks Related to Our Class A Ordinary Shares and The Trading Market

For more detailed discussions of the following risks, see “Risk Factors— Risks Related to Our Class A Ordinary Shares and The Trading Market” on pages 37 through 39 of the 2023 Annual Report.

•	We do not intend to pay dividends for the foreseeable future.

•	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

•	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

•	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S. issuer.

•	Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control.
•

The Nasdaq Capital Market imposes listing standards on our Class A Ordinary Shares that we may not be able to fulfill, thereby leading to a possible delisting of our Ordinary Shares. We are currently facing such risk.

Selected Condensed Consolidating Financial Schedule of TRX and Its Subsidiaries and VIE

The following tables present selected condensed consolidating balance sheets as of April 30, 2024, October 31, 2023, 2022 and 2021, and selected condensed consolidating statements of operations and comprehensive (loss) income and selected condensed consolidating statements of cash flows for the six months ended April 30, 2024 and the fiscal years ended October 31, 2023, 2022 and 2021, of TIAN RUIXIANG Holdings Ltd, its subsidiaries, the VIE and VIE’s subsidiaries, which have been derived from our financial statements for those periods.

SELECTED CONDENSED CONSOLIDATING BALANCE SHEETS

	As of April 30, 2024
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash	$23,427	$78,069	$12	$27,354,994	$-	$27,456,502
Restricted cash	$-	$-	$-	$700,530	$-	$700,530
Consulting fee receivable due from VIE and VIE's subsidiaries	$-	$-	$(694,490)	$-	$694,490	$-
Total current assets	$24,168	$78,069	$(678,315)	$28,136,797	$694,490	$28,255,209
Investments in a subsidiary	$34,777,630	$6,625,770	$-	$-	$(41,403,400)	$-
Accumulated benefits through VIE and VIE's subsidiaries	$-	$-	$-	$-	$-	$-
Note receivable	$-	$7,800,000	$-	$-	$-	$7,800,000
Total non-current assets	$34,777,630	$16,270,731	$1,432	$65,691	$(41,403,400)	$9,712,084
Total assets	$34,801,798	$16,348,800	$(676,883)	$28,202,488	$(40,708,910)	$37,967,293
Consulting fee payable due to WFOE	$-	$-	$-	$(694,490)	$694,490	$-
Total liabilities	$2,458,710	$9,376,172	$500,373	$554,697	$(7,265,747)	$5,624,205
Total equity	$32,343,088	$6,972,628	$(1,177,256)	$27,647,791	$(33,443,163)	$32,343,088
Total liabilities and equity	$34,801,798	$16,348,800	$(676,883)	$28,202,488	$(40,708,910)	$37,967,293

	As of October 31, 2023
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash	$-	$-	$121	$2,262	$-	$2,383
Restricted cash	$-	$-	$-	$692,692	$-	$692,692
Short-term investments	$-	$-	$-	$26,797,081	$-	$26,797,081
Consulting fee receivable due from VIE and VIE's subsidiaries	$-	$-	$(857,811)	$-	$857,811	$-
Total current assets	$741	$-	$(842,405)	$27,602,477	$857,811	$27,618,624
Investments in a subsidiary	$34,289,258	$6,468,263	$-	$-	$(40,757,521)	$-
Accumulated benefits through VIE and VIE's subsidiaries	$-	$-	$-	$-	$-	$-
Note receivable	$-	$7,800,000	$-	$-	$-	$7,800,000
Total non-current assets	$34,289,258	$14,268,263	$-	$61,150	$(40,757,521)	$7,861,150
Total assets	$34,289,999	$14,268,263	$(842,405)	$27,663,627	$(39,899,710)	$35,479,774
Consulting fee payable due to WFOE	$-	$-	$-	$(857,811)	$857,811	$-
Total liabilities	$1,873,093	$7,501,149	$492,358	$290,935	$(7,094,667)	$3,062,868
Total equity	$32,416,906	$6,767,114	$(1,334,763)	$27,372,692	$(32,805,043)	$32,416,906
Total liabilities and equity	$34,289,999	$14,268,263	$(842,405)	$27,663,627	$(39,899,710)	$35,479,774

	As of October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash	$-	$591	$552	$1,365	$-	$2,508
Restricted cash	$-	$-	$-	$692,734	$-	$692,734
Short-term investments	$-	$-	$-	$26,179,662	$-	$26,179,662
Note receivable	$-	$7,500,000	$-	$-	$-	$7,500,000
Consulting fee receivable due from VIE and VIE's subsidiaries	$-	$-	$(1,183,163)	$-	$1,183,163	$-
Total current assets	$-	$7,762,783	$(1,167,350)	$27,095,289	$1,167,902	$34,858,624
Investments in a subsidiary	$34,031,304	$6,181,567	$-	$-	$(40,212,871)	$-
Accumulated benefits through VIE and VIE's subsidiaries	$-	$-	$-	$-	$-	$-
Total non-current assets	$34,031,304	$6,181,567	$-	$172,204	$(40,212,871)	$172,204
Total assets	$34,031,304	$13,944,350	$(1,167,350)	$27,267,493	$(39,044,969)	$35,030,828
Consulting fee payable due to WFOE	$-	$-	$-	$(1,183,163)	$1,183,163	$-
Total liabilities	$549,282	$7,498,621	$454,110	$(180,682)	$(6,772,525)	$1,548,806
Total equity	$33,482,022	$6,445,729	$(1,621,460)	$27,448,175	$(32,272,444)	$33,482,022
Total liabilities and equity	$34,031,304	$13,944,350	$(1,167,350)	$27,267,493	$(39,044,969)	$35,030,828

	As of October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Cash	$57,126	$635	$190,433	$29,776,178	$-	$30,024,372
Restricted cash	$-	$-	$-	$819,269	$-	$819,269
Consulting fee receivable due from VIE and VIE's subsidiaries	$-	$-	$(480,207)	$-	$480,207	$-
Total current assets	$279,814	$635	$(263,282)	$31,132,765	$480,207	$31,630,139
Investments in a subsidiary	$38,757,421	$6,916,878	$-	$-	$(45,674,299)	$-
Accumulated benefits through VIE and VIE's subsidiaries	$-	$-	$-	$-	$-	$-
Total non-current assets	$38,757,421	$14,529,892	$-	$1,107,313	$(45,674,299)	$8,720,327
Total assets	$39,037,235	$14,530,527	$(263,282)	$32,240,078	$(45,194,092)	$40,350,466
Consulting fee payable due to WFOE	$-	$-	$-	$(480,207)	$480,207	$-
Total liabilities	$42,333	$7,486,317	$622,867	$833,024	$(7,628,977)	$1,355,564
Total equity	$38,994,902	$7,044,210	$(886,149)	$31,407,054	$(37,565,115)	$38,994,902
Total liabilities and equity	$39,037,235	$14,530,527	$(263,282)	$32,240,078	$(45,194,092)	$40,350,466

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Six Months Ended April 30, 2024
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$-	$-	$-	$178,345	$-	$178,345
Loss from operations	$(2,815,756)	$(30,169)	$(816)	$(116,089)	$-	$(2,962,830)
Consulting fee income from VIE and VIE's subsidiaries	$-	$-	$163,321	$-	$(163,321)	$-
Income for equity method investment	$210,433	$162,505	$-	$-	$(372,938)	$-
Consulting fee in relation to services rendered by WFOE	$-	$-	$-	$163,321	$(163,321)	$-
Net (loss) income	$(2,605,349)	$210,433	$162,505	$-	$(372,938)	$(2,605,349)
Comprehensive (loss) income	$(2,605,349)	$210,512	$157,507	$429,756	$(536,259)	$(2,343,833)

	For the Year Ended October 31, 2023
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$-	$-	$-	$1,244,247	$-	$1,244,247
Loss from operations	$(2,773,070)	$-	$(40,605)	$(202,651)	$-	$(3,016,326)
Consulting fee income from VIE and VIE's subsidiaries	$-	$-	$325,352	$-	$(325,352)	$-
Income for equity method investment	$319,088	$284,399	$-	$-	$(603,487)	$-
Consulting fee in relation to services rendered by WFOE	$-	$-	$-	$325,352	$(325,352)	$-
Net (loss) income	$(2,453,982)	$319,088	$284,399	$-	$(603,487)	$(2,453,982)
Comprehensive (loss) income	$(2,453,982)	$319,088	$286,696	$261,921	$(928,839)	$(2,515,116)

	For the Year Ended October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$-	$-	$-	$1,351,909	$-	$1,351,909
Loss from operations	$(4,027,306)	$(22)	$(90,824)	$(950,762)	$-	$(5,068,914)
Consulting fee loss from VIE and VIE's subsidiaries	$-	$-	$(702,956)	$-	$702,956	$-
Loss for equity method investment	$(656,883)	$(793,713)	$-	$-	$1,450,596	$-
Consulting fee in relation to services rendered by WFOE	$-	$-	$-	$(702,956)	$702,956	$-
Net loss	$(4,684,189)	$(656,883)	$(793,713)	$-	$1,450,596	$(4,684,189)
Comprehensive loss	$(4,684,189)	$(656,883)	$(735,311)	$(4,478,836)	$2,153,552	$(8,401,667)

	For the Year Ended October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Revenues	$-	$-	$14,552	$2,776,065	$-	$2,790,617
Loss from operations	$(775,119)	$(364)	$(245,598)	$(1,232,723)	$-	$(2,253,804)
Consulting fee loss from VIE and VIE's subsidiaries	$-	$-	$(1,052,348)	$-	$1,052,348	$-
Loss for equity method investment	$(1,169,458)	$(1,297,878)	$-	$-	$2,467,336	$-
Consulting fee in relation to services rendered by WFOE	$-	$-	$-	$(1,052,348)	$1,052,348	$-
Net loss	$(1,944,577)	$(1,169,458)	$(1,297,878)	$-	$2,467,336	$(1,944,577)
Comprehensive loss	$(1,944,577)	$(1,169,458)	$(1,302,262)	$(833,841)	$3,519,684	$(1,730,454)

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Six Months Ended April 30, 2024
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(18,137)	$(1,347)	$(1,541)	$279,235	$-	$258,210
Net cash (used in) provided by investing activities	$(16,423)	$79,337	$1,429	$27,336,938	$13,550	$27,414,831
Net cash provided by financing activities	$57,987	$-	$-	$-	$-	$57,987

	For the Year Ended October 31, 2023
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash provided by (used in) operating activities	$-	$300,000	$(14,464)	$708,768	$-	$994,304
Net cash (used in) provided by investing activities	$-	$(300,591)	$14,019	$(692,717)	$(13,428)	$(992,717)
Net cash used in financing activities	$-	$-	$-	$(283)	$-	$(283)

	For the Year Ended October 31, 2022
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(408,882)	$(44)	$(81,952)	$292,118	$-	$(198,760)
Net cash used in investing activities	$-	$-	$(101,800)	$(28,897,466)	$101,800	$(28,897,466)
Net cash provided by financing activities	$351,756	$-	$-	$-	$(351,756)	$-

	For the Year Ended October 31, 2021
	TRX	Subsidiary		VIE and its
	(Cayman	(Hong	WFOE	Subsidiaries		Consolidated
	Islands)	Kong)	(PRC)	(PRC)	Eliminations	Total
Net cash (used in) provided by operating activities	$(955,774)	$14,318	$(271,706)	$(150,776)	$-	$(1,363,938)
Net cash used in investing activities	$(32,314,003)	$(7,500,000)	$-	$(3,411)	$32,314,003	$(7,503,411)
Net cash provided by (used in) financing activities	$33,326,683	$(13,683)	$459,839	$(1,130,358)	$-	$32,642,481

ROLL-FORWARD OF INVESTMENTS IN SUBSIDIARIES

Balance as of October 31, 2020	$8,638,773
Additional investment in subsidiaries	31,073,983
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive loss	(955,335)
Balance as of October 31, 2021	$38,757,421
Decrease in investment in subsidiaries	(351,756)
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive loss	(4,374,361)
Balance as of October 31, 2022	$34,031,304
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive income	257,954
Balance as of October 31, 2023	$34,289,258
Additional investment in subsidiaries	16,423
Share of subsidiaries, VIE and VIE's subsidiaries' comprehensive income	471,949
Balance as of April 30, 2024	$34,777,630

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

The Offering

Issuer	TIAN RUIXIANG Holdings Ltd

Class A Ordinary Shares offered by the Selling Shareholders

Up to 11,494,445 Class A Ordinary Shares consisting of (i) 5,400,000 Class A Ordinary Shares issued and up to 5,400,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreements; and (ii) 694,445 Class A Ordinary Shares issued to Yuefu Company Limited pursuant to a sale and purchase agreement dated February 12, 2024.

Ordinary Shares Issued and Outstanding prior to the Offering

7,816,353 Ordinary Shares consisting of 7,766,353 Class A Ordinary Shares and 50,000 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares will generally vote together as one class on all resolutions submitted to a vote by the Members, unless the resolution relates to a materially adverse variation of the rights attached to any class of shares. Each Class B Ordinary Share shall entitle the holder thereof to eighteen (18) votes on all matters subject to vote at general meetings of the Company, and each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the selling shareholders. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus and in the other documents incorporated by reference into this prospectus.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “TIRX.”

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F for the fiscal year ended October 31, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factor, which augment the risk factors set forth in our most recent Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale of up to 11,494,445 Class A Ordinary Shares, par value $0.025 per share. As of the date of this Prospectus, there are 7,766,353 Class A Ordinary Shares issued and outstanding. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the selling shareholders may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

We have in the past, and may in the future, identify material weaknesses in our disclosure controls and procedures. If not remediated, our failure to establish and maintain effective disclosure controls and procedures could result in material misstatements and a failure to meet our reporting obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, or the Exchange Act. This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission.

On December 13, 2024, through a search of publicly available information, the Company learned that all the equity shares of TRX ZJ owned by its sole shareholder, WDZG Consulting, had been judicially frozen since May 4, 2023, due to debts owed by WDZG Consulting to its creditors (the “Freezing”). WDZG Consulting did not notify us of the Freezing and we did not report the Freezing in a timely manner due to a lack of effective disclosure controls and procedures, which have led to disclosure control failures and potential securities law violations. If we fail to maintain an effective system of disclosure controls and procedures, our ability to comply with applicable laws and regulations could be impaired and result in material misstatements and a failure to meet our reporting obligations, each of which could have a material adverse effect on our financial condition and the trading price of our securities.

The judicial freezing of the equity shares of the VIE, TRX ZJ, held by its sole shareholder, WDZG Consulting, by the Chinese judicial system, may cause us to lose control of TRX ZJ and terminate the VIE Agreements in judicial enforcement proceedings.

Based on a search of publicly available information conducted by the Company on December 13, 2024, the PRC National Enterprise Credit Information Publicity System indicated that all equity shares of TRX ZJ held by its sole shareholder, WDZG Consulting, had been frozen since May 4, 2023 by the Beijing Third Intermediate People's Court (the “Freezing”), as a result of various judicial proceedings between WDZG Consulting and 18 creditors, involving debts of approximately RMB24,825,111 owed by WDZG Consulting. As a result of the Freezing, any or all of the 18 creditors can start a judicial auction of the equity shares of TRX ZJ at any time, in accordance with PRC regulations and judicial procedures. If the equity shares of TRX ZJ were acquired by a third party at such judicial auctions, then the VIE Agreements would be terminated and become void, and we could lose control of TRX ZJ under the VIE Agreements. The Company's management plans to closely monitor any potential enforcement actions and will aim to direct WFOE to participate in the bidding process for judicial auctions in order to acquire the equity shares of TRX ZJ, thereby maintaining the Company's control of TRX ZJ through direct ownership by WFOE. However, due to the numerous uncertainties associated with judicial auctions that are beyond the Company's control, such as the number of bidders and the competitiveness of the bidding process, we cannot guarantee that we will be able to retain control of TRX ZJ if its shares are subject to enforcement proceedings as a result of the Freezing.

As advised by our PRC Counsel, Yuan Tai Law Office, as of the date of this prospectus, the Freezing has not impacted the business activities of TRX ZJ and the VIE Agreements remain valid. As a holding company, we do not engage in any substantive business operations and rely on the VIE Agreements for our business operations. TRX ZJ owns significant assets such as permits, domain names and IP rights, among others. If the VIE Agreements are terminated and we lose control of TRX ZJ as a result of judicial enforcement proceedings, our PRC operating entities would not be able to continue the insurance brokerage operations and the value of our securities could decline substantially or become worthless.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Many of the forward- looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in the 2023 Annual Report, the section entitled “Risk Factors” of this prospectus. These risks and uncertainties include factors relating to:

•	our goals and growth strategies;
•	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenues, costs or expenditures;
•	our dividend policy;
•	our expectations regarding demand for and market acceptance of our products and services;
•	our expectations regarding our relationships with our clients, business partners and third-parties;
•	the trends in, expected growth in and market size of the automobile sourcing industry, and the electric vehicle industry in China;
•	our ability to maintain and enhance our market position;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;
•	relevant governmental policies and regulations relating to our businesses and industry;
•	competitive environment, competitive landscape and potential competitor behavior in our industry; overall industry outlook in our industry;
•	our ability to attract, train and retain executives and other employees;
•	our proposed use of proceeds from this offering;
•	the development of the global financial and capital markets;
•	fluctuations in inflation, interest rates and exchange rates;
•	general business, political, social and economic conditions in China;
•	the future development of the COVID-19 pandemic and its impact on our business and industry; and
•	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

USE OF PROCEEDS

This prospectus relates to our Class A Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders. All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

We previously did not declare or pay any cash dividends and have no intention to declare or pay any dividends in the near future on our Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)            the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)           our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

We are a holding company with no material operations of our own. We conduct our operations primarily through our affiliated entities in China. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2024:

•	on an actual basis, as derived from our unaudited consolidated financial statements as of April 30, 2024, which are incorporated by reference into this prospectus; and

•	on an as adjusted basis to give further effect to (i) the issuance and sale of 5,400,000 Class A Ordinary Shares at the sale price of $1.852 per Class A Ordinary Share pursuant to the Subscription Agreements as set forth in the prospectus; (ii) the issuance of 694,445 Class A Ordinary Shares pursuant to a sale and purchase agreement dated February 12, 2024 as set forth in this prospectus; and (iii) issuance and sale of 5,400,000 Class A Ordinary Shares pursuant to the Subscription Agreements, based on an assumed sale price of $1.852 per Class A Ordinary Share, assuming the sale of all of the Class A ordinary shares described in the Subscription Agreements, as set forth in this prospectus, in each case after deducting estimated offering expenses payable by us.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	As of April 30, 2024
	Actual	As Adjusted (1)
Cash	$27,456,502	$47,156,502
Acquisition payable	1,875,002	-
Equity:
TIAN RUIXIANG Holdings Ltd shareholders' equity:
Ordinary shares: $0.025 par value; 40,000,000 shares authorized;
Class A Ordinary Shares: $0.025 par value; 36,000,000 shares authorized;
1,372,949 and 12,867,394 shares issued and outstanding - actual and as adjusted, respectively	34,324	321,685
Class B Ordinary Shares: $0.025 par value; 4,000,000 shares authorized;
50,000 shares issued and outstanding - actual and as adjusted	1,250	1,250
Additional paid-in capital	46,361,339	67,648,980
Accumulated deficit	(10,909,039)	(10,909,039)
Statutory reserve	275,150	275,150
Accumulated other comprehensive loss	(3,420,333)	(3,420,333)
Total TIAN RUIXIANG Holdings Ltd shareholders' equity	32,342,691	53,917,693
Non-controlling interest	397	397
Total equity	32,343,088	53,918,090
Total capitalization	$32,343,088	$53,918,090

(1)	The as adjusted information discussed above is illustrative only. Our additional cash, additional paid-in capital, total equity and total capitalization following the completion of sale of up to 5,400,000 Class A Ordinary Shares pursuant to the Subscription Agreements, are subject to adjustment based on the terms described in the Subscription Agreements.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Shareholders of any or all of the Class A Ordinary Shares that have been or may be issued by us to the Selling Shareholders under the Subscription Agreements and the SPA.

Unitrust Holdings Limited (“Unitrust”), is the largest shareholder of the Company, holding a total of 570,100 Class A Ordinary Shares and 50,000 Class B Ordinary Shares, constituting 17.0% voting power of the Company. In addition, Ms. Mufang Gao, the sole director and controlling shareholder of Unitrust, is the mother-in-law of the Company’s CEO and chairman of board of directors, Ms. Sheng Xu.

Xu Sheng Investors Co., Ltd is wholly owned by Ms. Sheng Xu, the CEO and chairman of board of directors of the Company.

ES-Shining Unity Holdings Limited is a shareholder of Unitrust.

Plenty Holdings Company Limited is a shareholder of Unitrust.

Except for the forgoing, the other Selling Shareholders do not, and have not had, any material relationship with us.

The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders. The number of shares in the column “Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that the respective Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares. The number of shares in the column “Number of Class A Ordinary Shares Owned After Offering” assumes the respective Selling Shareholder sells all the shares offered in this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Class A Ordinary Shares with respect to which each Selling Shareholder has voting and investment power. The number of shares that may actually be sold by us under the Subscription Agreements may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to the Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Offering
Bei Li(1)	351,000	702,000	-
Dan Wu(2)	75,800	151,600	-
ES-Shining Unity Holdings Limited (3)	351,000	702,000	-
EVER BEST TRADING CORPORATION LIMITED (4)	367,200	734,400	-
FUTONG CONSULTING SERVICES LIMITED (5)	91,800	183,600	-
GOLDEN BRIDGE CAPITAL LIMITED (6)	367,200	734,400	-
Hydrogen Capital Group Ltd (7)	328,100	656,200	-
Jaash Investment Ltd. (8)	351,400	702,800	-
JASHA GROUP LTD. (9)	370,900	741,800	-
Shen Li (10)	108,000	216,000	-
Mingfang Wang (11)	97,800	195,600	-
Nova Horizons Ltd (12)	135,000	270,000	-
Open Vision Ltd (13)	324,000	648,000	-
Plenty Holdings Company Limited (14)	270,000	540,000	-
Qunfang Hu (15)	271,200	542,400	-
RUIFENG CONSULTING SERVICES LIMITED (16)	270,000	540,000	-
Unitrust Holdings Limited (17)	570,100	777,600	181,300
WESTELITE LIMITED (18)	367,200	734,400	-
Xiaoya Zhou (19)	265,400	530,800	-
Xu Sheng Investors Co., Ltd (20)	316,620	496,400	68,420
Yuefu Company Limited (21)	694,445	694,445	-

(1)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 351,000 Class A Ordinary Shares issued by the Company to Bei Li on November 18, 2024; and (ii) up to 351,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Bei Li dated November 1, 2024. The address of Bei Li is 16 Suxian North Road, Suxian District, Chenzhou City Hunan Province, China.

(2)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 75,800 Class A Ordinary Shares issued by the Company to Dan Wu on November 18, 2024; and (ii) up to 75,800 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Dan Wu dated November 1, 2024. The address of Dan Wu is 16-1201, NO. 10, Fangzhi Road, Hongshan District, Hubei Province, China.

(3)	Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 351,000 Class A Ordinary Shares issued by the Company to ES-Shining Unity Holdings Limited on November 18, 2024; and (ii) up to 351,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and ES-Shining Unity Holdings Limited dated November 1, 2024. ES-Shining Unity Holdings Limited is a British Virgin Islands company. The registered address ES-Shining Unity Holdings Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(4)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 367,200 Class A Ordinary Shares issued by the Company to EVER BEST TRADING CORPORATION LIMITED on November 18, 2024; and (ii) up to 367,200 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and EVER BEST TRADING CORPORATION LIMITED dated November 1, 2024.

EVER BEST TRADING CORPORATION LIMITED is a Hong Kong company. The registered address for EVER BEST TRADING CORPORATION LIMITED is Room 2105, Tj2350, Trend Centre, 29-31, Cheung Lee Street, Chai Wan, Hong Kong.

(5)	Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 91,800 Class A Ordinary Shares issued by the Company to FUTONG CONSULTING SERVICES LIMITED on November 18, 2024; and (ii) up to 91,800 Class A Ordinary shares issuable pursuant to the Subscription Agreement by and between the Company and FUTONG CONSULTING SERVICES LIMITED dated November 1, 2024. FUTONG CONSULTING SERVICES LIMITED is a British Virgin Islands company. The registered address for FUTONG CONSULTING SERVICES LIMITED is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(6)	Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 367,200 Class A Ordinary Shares issued by the Company to GOLDEN BRIDGE CAPITAL LIMITED on November 18, 2024; and (ii) up to 367,200 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and GOLDEN BRIDGE CAPITAL LIMITED dated November 1, 2024. GOLDEN BRIDGE CAPITAL LIMITED is a British Virgin Islands company. The registered address for GOLDEN BRIDGE CAPITAL LIMITED is Tortola Pier Park, Building 1, Wickhams Cay I, Second Floor, Road Town, Tortola, British Virgin Islands.

(7)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 328,100 Class A Ordinary Shares issued by the Company to Hydrogen Capital Group Ltd on November 18, 2024; and (ii) up to 328,100 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Hydrogen Capital Group Ltd dated November 1, 2024. Hydrogen Capital Group Ltd is a British Virgin Islands company. The registered address for Hydrogen Capital Group Ltd is Sea Meadow House, P. O. Box 116, Road Town, Tortola, British Virgin Islands.

(8)	Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 351,400 Class A Ordinary Shares issued by the Company to Jaash Investment Ltd. on November 18, 2024; and (ii) up to 351,400 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Jaash Investment Ltd. dated November 1, 2024. Jaash Investment Ltd. is a British Virgin Islands company. The registered address for Jaash Investment Ltd. is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(9)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 370,900 Class A Ordinary Shares issued by the Company to JASHA GROUP LTD. on November 18, 2024; and (ii) up to 370,900 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and JASHA GROUP LTD. dated November 1, 2024. JASHA GROUP LTD. is a British Virgin Islands company. The registered address for JASHA GROUP LTD. is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(10)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 108,000 Class A Ordinary Shares issued by the Company to Shen Li on November 18, 2024; and (ii) up to 108,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Shen Li dated November 1, 2024. The address of Shen Li is 213-2, 12th Street, Shui Lan Wan, Bi Gui Yuan, No.2 Huacheng South Road, Hongshan District, Wuhan City, Hubei Province, China.

(11)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 97,800 Class A Ordinary Shares issued by the Company to Mingfang Wang on November 18, 2024; and (ii) up to 97,800 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Mingfang Wang dated November 1, 2024. The address of Mingfang Wang is 11B Block, 1 Building 11, Chunhua Four Seasons Garden, Minzhi Street, Longhua District, Guangdong Province, China.

(12)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 135,000 Class A Ordinary Shares issued by the Company to Nova Horizons Ltd on November 18, 2024; and (ii) up to 135,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Nova Horizons Ltd dated November 1, 2024. Nova Horizons Ltd is a British Virgin Islands company. The registered address for Nova Horizons Ltd is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(13)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 324,000 Class A Ordinary Shares issued by the Company to Open Vision Ltd on November 18, 2024; and (ii) up to 324,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Open Vision Ltd dated November 1, 2024. Open Vision Ltd is a British Virgin Islands company. The registered address for Open Vision Ltd is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(14)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 270,000 Class A Ordinary Shares issued by the Company to Plenty Holdings Company Limited on November 18, 2024; and (ii) up to 270,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Plenty Holdings Company Limited dated November 1, 2024. Plenty Holdings Company Limited is a British Virgin Islands company. The registered address for Plenty Holdings Company Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(15)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 271,200 Class A Ordinary Shares issued by the Company to Qunfang Hu on November 18, 2024; and (ii) up to 271,200 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Qunfang Hu dated November 1, 2024. The address of Qunfang Hu is No. 269-2, Hu Jia Dun Road, Hongshan District, Wuhan City, Hubei Province, China.

(16)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 270,000 Class A Ordinary Shares issued by the Company to RUIFENG CONSULTING SERVICES LIMITED on November 18, 2024; and (ii) up to 270,000 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and RUIFENG CONSULTING SERVICES LIMITED dated November 1, 2024. RUIFENG CONSULTING SERVICES LIMITED is a British Virgin Islands company. The registered address for RUIFENG CONSULTING SERVICES LIMITED is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(17)

Number of Class A Ordinary Shares owned prior to this offering consists of (i) 388,800 Class A Ordinary Shares issued by the Company to Unitrust Holdings Limited on November 18, 2024; and (ii) an additional 181,300 Class A Ordinary Shares. Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 388,800 Class A Ordinary Shares issued by the Company to Unitrust Holdings Limited on November 18, 2024; and (ii) up to 388,800 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Unitrust Holdings Limited dated November 1, 2024. Unitrust Holdings Limited is a British Virgin Islands company. The principal business address of Unitrust Holdings Limited is Room 918, Jingding Building, Xicheng District, Beijing, China.

(18)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 367,200 Class A Ordinary Shares issued by the Company to WESTELITE LIMITED on November 18, 2024; and (ii) up to 367,200 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and WESTELITE LIMITED dated November 1, 2024. WESTELITE LIMITED is a Marshall Islands Company. The registered address for WESTELITE LIMITED is P.O. Box 1405, Majuro, Marshall Islands.

(19)

Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 265,400 Class A Ordinary Shares issued by the Company to Xiaoya Zhou on November 18, 2024; and (ii) up to 265,400 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Xiaoya Zhou dated November 1, 2024. The address of Xiaoya Zhou is 1-3-701, 58 N. Xi Zhi Men Building, Haidian District, Beijing, China.

(20)	Number of Class A Ordinary Shares owned prior to this offering consists of (i) 248,200 Class A Ordinary Shares issued by the Company to Xu Sheng Investors Co., Ltd on November 18, 2024; and (ii) an additional 68,420 Class A Ordinary Shares. Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of (i) 248,200 Class A Ordinary Shares issued by the Company to Xu Sheng Investors Co., Ltd on November 18, 2024; and (ii) up to 248,200 Class A Ordinary Shares issuable pursuant to the Subscription Agreement by and between the Company and Xu Sheng Investors Co., Ltd dated November 1, 2024. Xu Sheng Investors Co., Ltd is a British Virgin Islands company. The registered address for Xu Sheng Investors Co., Ltd is Craigmuir Chambers, Road Town, Tortola Vg 1110, British Virgin Islands.

(21)	Number of Class A Ordinary Shares to be sold pursuant to this prospectus consists of 694,445 Class A Ordinary Shares issued pursuant to the SPA by and between Yuefu and the Company’s subsidiary, TRX HK dated February 12, 2024. Yuefu Company Limited is a British Virgin Islands company. The principal business address of Pang is 2 Qingyuan Street, Suning County, Cangzhou City, Hebei Province, China.

DESCRIPTION OF SHARE CAPITAL

You should carefully review the description of our share capital under the heading “Item 10. Additional Information- B. Memorandum and Articles of Association” in, and in Exhibit 1.1 to, our 2023 Annual Report, which report is incorporated by reference herein. We have provided the following summary of our share capital, as supplemented to reflect updates since the filing of the 2023 Annual Report:

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “TIRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. The directors may from time to time pay to the shareholders interim dividends.

No dividend may be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Cayman Companies Act. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, at a general meeting of the Company, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has one vote for each Class A ordinary share which such shareholder holds and each holder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has 18 votes for each Class B ordinary share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class B Ordinary Shares may be converted at the request of the shareholder into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not any of Zhe Wang, Sheng Xu or Mingxiu Luan (each of whom is referred to as a “Founder”) or any entity that is ultimately controlled by any of the Founders (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not a Founder or Founder Affiliate, such Class B Ordinary Share shall entitle such person to eighteen (18) votes on all matters subject to vote at general meetings of the Company.

History of Share Capital

Unless otherwise indicated, all references in this prospectus to shares and per share information in all periods have been adjusted, on a retroactive basis, to reflect the reverse stock split effected on May 14, 2024.

The following is a history of our share capital during the last three years.

Share Issuances under the 2021 Performance Incentive Plan

The Company filed a registration statement on Form S-8 on December 3, 2021 and reserved 200,000 Class A Ordinary Shares for issuance thereunder. As of the date of this prospectus, the Company issued a total of 199,440 shares under this plan.

Share Consolidation in October 2022

On October 28, 2022, our shareholders approved the share consolidation of the Company’s authorized share capital at a ratio of 5:1, which became effective on November 16, 2022.

Share Issuances under the 2023 Performance Incentive Plan

The Company filed a registration statement on Form S-8 on July 25, 2023, pursuant to which the Company may issue up to 1,000,000 Class A Ordinary Shares. As of the date of this prospectus, the Company issued a total of 1,000,000 shares under this plan.

Share Consolidation in May 2024

On May 14, 2024, the Company effected a share consolidation of the Company’s authorized share capital at a ratio of 5:1, amending it from $1,000,000 divided into 180,000,000 Class A Ordinary Shares with a par value of $0.005 each and 20,000,000 Class B Ordinary Shares with a par value of $0.005 each, to $1,000,000 divided into 36,000,000 Class A Ordinary Shares with a par value of $0.025 each and 4,000,000 Class B Ordinary Shares with a par value of $0.025 each.

Share Issuance for Acquisition

On May 7, 2024, pursuant to a sale and purchase agreement entered in February 2024 to acquire Peak Consulting Services Limited, the Company issued 694,445 Class A Ordinary Shares to Yuefu, the sole shareholder of Peak Consulting Services Limited.

Share Issuance Pursuant to Subscription Agreements

On November 18, 2024, in a private transaction, pursuant to the Subscription Agreements, the Company issued a total of 5,400,000 Class A Ordinary Shares to Purchasers at a purchase price of $1.852 per share.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES

Set forth below is an itemization of the total expenses expected to be incurred by us in connection with the offer and sale of the securities. With the exception of the SEC registration fee, all amounts are estimates:

SEC registration fee	$3,239.68
Printer fees and expenses	$5,000
Legal fees and expenses	$136,000
Accounting and professional fees and expenses	$125,000
Miscellaneous	$6,000
Total	$275,239.68

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Legal matters as to PRC law will be passed upon for us by Shanghai Yuan Tai Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Ogier (Cayman) LLP with respect to matters governed by Cayman Islands law and Shanghai Yuan Tai Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of TIAN RUIXIANG Holdings Ltd. and its subsidiaries as of October 31, 2023 and 2022, and for the years ended October 31, 2023, 2022 and 2021 incorporated in this prospectus by reference to the 2023 Annual Report have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The registered business address of RBSM LLP is 805 Third Avenue, Suite 1430, New York, NY 10022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the year ended October 31, 2023 filed with the SEC on July 17, 2024; and

•	Our Current Reports on Form 6-K filed with the SEC on November 12, 2024, August 16, 2024, August 7, 2024, February 14, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

TIAN RUIXIANG Holdings Ltd

Address: Room 918, Jingding Building, Xicheng District, Beijing,China

Tel: +86 13910563795

Attention: Sheng Xu, Company Contact Person

You also may access the incorporated reports and other documents referenced above on our website at http://www.tianrx.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a different body of securities laws as compared to the United States and these securities laws provide less protection to investors as compared to the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to bring actions or enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Shanghai Yuan Tai Law Offices (the “Yuan Tai Law Offices”) , our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

•	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Yuan Tai Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

11,494,445 Class A Ordinary Shares Offered by the Selling Shareholders

TIAN RUIXIANG Holdings Ltd

Prospectus

January 2, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that we shall indemnify our directors and officers or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns, in the absence of dishonesty or fraud, against all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the members over all other claims. Pursuant to our articles of association, no such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of the monies of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own dishonesty or fraud.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 7. Recent Sales of Unregistered Securities.

Since January 1, 2021 and up to the date of this prospectus, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No placement agents were involved in these issuances of securities.

On May 7, 2024, pursuant to a sale and purchase agreement entered in February 2024 to acquire Peak Consulting Services Limited, the Company issued 694,445 Class A Ordinary Shares to Yuefu, the sole shareholder of Peak Consulting Services Limited.

On November 18, 2024, the Company issued an aggregated 5,400,000 Class A Ordinary Shares to the following shareholders at a purchase price of $1.852 per share:

Shareholder	Number of Class A Ordinary Shares
Bei Li	351,000
Dan Wu	75,800
ES-Shining Unity Holdings Limited	351,000
EVER BEST TRADING CORPORATION LIMITED	367,200
FUTONG CONSULTING SERVICES LIMITED	91,800
GOLDEN BRIDGE CAPITAL LIMITED	367,200
Hydrogen Capital Group Ltd	328,100
Jaash Investment Ltd.	351,400
JASHA GROUP LTD.	370,900
Shen Li	108,000
Mingfang Wang	97,800
Nova Horizons Ltd	135,000
Open Vision Ltd	324,000
Plenty Holdings Company Limited	270,000
Qunfang Hu	271,200
RUIFENG CONSULTING SERVICES LIMITED	270,000
Unitrust Holdings Limited	388,800
WESTELITE LIMITED	367,200
Xiaoya Zhou	265,400
Xu Sheng Investors Co., Ltd.	248,200

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Exhibit No.	Description
3.1*	Third Amended and Restated Memorandum and Articles of Association of the Company, as currently effective (incorporated herein by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended October 31, 2023. Commission File No. 001-39925)
5.1**	Opinion of Ogier (Cayman) LLP
10.1*	Subscription Agreement entered into by and between the Company and Bei Li, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.2*	Subscription Agreement entered into by and between the Company and Dan Wu, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.2 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.3*	Subscription Agreement entered into by and between the Company and ES-Shining Unity Holdings Limited, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.3 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.4*	Subscription Agreement entered into by and between the Company and EVER BEST TRADING CORPORATION LIMITED, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.4 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.5*	Subscription Agreement entered into by and between the Company and FUTONG CONSULTING SERVICES LIMITED, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.5 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.6*	Subscription Agreement entered into by and between the Company and GOLDEN BRIDGE CAPITAL LIMITED, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.6 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.7*	Subscription Agreement entered into by and between the Company and Hydrogen Capital Group Ltd, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.7 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.8*	Subscription Agreement entered into by and between the Company and Jaash Investment Ltd., dated November 1, 2024 (incorporated herein by reference to Exhibit 10.8 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.9*	Subscription Agreement entered into by and between the Company and JASHA GROUP LTD., dated November 1, 2024 (incorporated herein by reference to Exhibit 10.9 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.10*	Subscription Agreement entered into by and between the Company and Shen Li, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.10 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.11*	Subscription Agreement entered into by and between the Company and Mingfang Wang, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.11 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.12*	Subscription Agreement entered into by and between the Company and Nova Horizons Ltd, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.12 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.13*	Subscription Agreement entered into by and between the Company and Open Vision Ltd, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.13 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.14*	Subscription Agreement entered into by and between the Company and Plenty Holdings Company Limited, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.14 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.15*	Subscription Agreement entered into by and between the Company and Qunfang Hu, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.15 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.16*	Subscription Agreement entered into by and between the Company and RUIFENG CONSULTING SERVICES LIMITED, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.16 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.17*	Subscription Agreement entered into by and between the Company and Unitrust Holdings Limited, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.17 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.18*	Subscription Agreement entered into by and between the Company and WESTELITE LIMITED, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.18 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.19*	Subscription Agreement entered into by and between the Company and Xiaoya Zhou, dated November 1, 2024 (incorporated herein by reference to Exhibit 10.19 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.20*	Subscription Agreement entered into by and between the Company and Xu Sheng Investors Co., Ltd., dated November 1, 2024 (incorporated herein by reference to Exhibit 10.20 to the Company’s Form 6-K filed with the SEC on November 12, 2024. Commission File No. 001-39925)
10.21*	Sale and Purchase Agreement entered into by and between the TRX HK and Yuefu, dated February 12, 2024 (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the SEC on February 14, 2024. Commission File No. 001-39925)
10.22**	Amendment to the Subscription Agreement entered into by and between the Company and Xu Sheng Investors Co., Ltd., dated December 23, 2024
23.1**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.2**	Consent of RBSM LLP
23.3**	Consent of Shanghai Yuan Tai Law Offices
99.1**	Opinion of Shanghai Yuan Tai Law Offices regarding certain PRC law matters
107**	Calculation of Registration Fees

*	Previously Filed
**	Filed herewith

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on January 2, 2025.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Sheng Xu
Name: Sheng Xu
Title: Chairman, Chief Executive Officer, and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ms. Sheng Xu and Ms. Yue Wang, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 2, 2025.

Name	Title

/s/ Sheng Xu	Chairman, Chief Executive Officer, and Director
Sheng Xu	(Principal Executive Officer)

/s/ Yue Wang	Chief Financial Offer
Yue Wang	(Principal Accounting Officer and Principal Financial Officer)

/s/ Min Zhou	Director
Min Zhou

/s/ Yun Zhao	Independent Director
Yun Zhao

/s/ Yu He	Independent Director
Yu He

/s/ Jingyu Li	Independent Director
Jingyu Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of TIAN RUIXIANG Holdings Ltd, has signed this registration statement thereto in New York, NY on January 2, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.